UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 5, 2020.

AMERICAN EXPRESS COMPANY

AMERICAN EXPRESS ®

200 VESEY STREET
NEW YORK, NY 10285

Meeting Information*

Meeting Type: Annual Meeting of Shareholders
For holders as of: March 9, 2020
Date: May 5, 2020 **Time:** 9:00 A.M. Eastern Time
Location: American Express Company
200 Vesey Street, 26th Floor
New York, NY 10285

*We are monitoring the developments related to the impact of COVID-19 (Coronavirus) on a daily basis. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above) or may decide to hold our annual meeting partly or solely by means of virtual communications, if permitted by applicable law. If we decide to modify the structure of our annual meeting, we will announce the decision to do so in advance, and details on how to participate will be issued by press release (which will be filed with the SEC) and available at http://ir.americanexpress.com and www.proxyvote.com.

Please retain the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number should we determine to allow for virtual attendance and you elect to participate by visiting www.virtualshareholdermeeting.com/AXP2020.

We also encourage all shareholders to continue to review guidance from public health authorities as the time for our annual meeting approaches.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you online. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

This notice also constitutes Notice of the 2020 Annual Meeting of Shareholders.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 2020 NOTICE AND PROXY STATEMENT AND 2019 ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents or proxy materials for future shareholder meetings, you must request them. There is NO charge for requesting these materials. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2020 to facilitate timely delivery. w SCAN TO VIEW MATERIALS & VOTE How To Vote Please Choose One of the Following Voting Methods E90573-P32845 Vote Online: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote Confirmation: You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meetingon May 5, 2020 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow . Vote Confirmation is available 24 hours after your vote is received beginning April 21, 2020,with the final vote tabulation remaining available through July 3, 2020.

Voting Items

The Board of Directors recommends that you vote FOR each director nominee listed in Proposal 1 below (please mark your vote for each director separately):

1. Election of director nominees proposed by the Board of Directors for a term of one year.

   1a. Charlene Barshefsky

   1b. John J. Brennan

   1c. Peter Chernin

   1d. Ralph de la Vega

   1e. Anne Lauvergeon

   1f. Michael O. Leavitt

   1g. Theodore J. Leonsis

   1h. Karen L. Parkhill

   1i. Lynn A. Pike

   1j. Stephen J. Squeri

   1k. Daniel L. Vasella

   1l. Ronald A. Williams

   1m. Christopher D. Young

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The Board of Directors recommends that you vote FOR the following proposals:

2. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2020.

3. Approval, on an advisory basis, of the Company's executive compensation.

4. Approval of Amended and Restated Incentive Compensation Plan.

The Board of Directors recommends that you vote AGAINST the following proposals:

5. Shareholder proposal relating to action by written consent.

6. Shareholder proposal relating to gender/racial pay equity.

The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

NOTE: You cannot vote by returning this Notice. To vote the shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. You may also attend and vote at the meeting.

E90575-P32845